Exhibit 4.28A

AMENDMENT NO. 1

AMENDMENT NO. 1 (this “Amendment”), dated as of July 20, 2004, to the Loan and Security Agreement, dated as of June 30, 2004 (the “Loan Agreement”; capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Agreement) by and among Credit Suisse First Boston, acting through its Cayman Islands branch (“CSFB”), as administrative agent for the LC Facility, Fleet Capital Corporation, a Rhode Island corporation, as administrative agent for the Revolving Facility and sole arranger and bookrunner for the Revolving Facility, Goldman Sachs Credit Partners L.P. (“GSCP”), as syndication agent for the LC Facility, Credit Suisse First Boston, acting through its Cayman Islands branch, as documentation agent for the LC Facility, CSFB and GSCP, as joint lead arrangers and bookrunners under the LC Facility, Clean Harbors, Inc., a Massachusetts corporation (“Parent”), the Canadian Borrowers, and each of the other Subsidiaries of Parent from time to time a party thereto (each such Subsidiary, together with Parent and Canadian Borrowers, a “Credit Party” and, collectively, “Credit Parties”).

W I T N E S S E T H:

WHEREAS, subsection 11.3 of the Loan Agreement permits the Loan Agreement to be amended from time to time;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE Amendments.

(a) Section 1.138 of the Loan Agreement shall be amended by changing the term “(2)” to “(d)” and the term “(d)” to the following: “(2) in exchange for”.

(b) Section 2.6(k)(ii) of the Loan Agreement shall be amended by inserting, in the fifth sentence thereof, immediately after the term “(or”, the following: “, following such cure or waiver,”.

(c) Section 9.5 of the Loan Agreement shall be amended by replacing, in clause (i) of the fifth sentence thereof, the words “LC Facility Collateral” with the words “Non-Accounts Collateral,”.

(d) Section 9.6(a) of the Loan Agreement shall be amended by (1) adding, in clause (i) thereof, after the term “fiscal month” appears, the following: “of the first two months of each fiscal quarter”, (2) changing, in clause (ii) thereof, the words “fiscal quarter” (as first used in such clause) to “of the first three fiscal quarters of each fiscal year”, (3)

changing, at the end of clause (ii) thereof, the words “for such fiscal quarter or fiscal year” to “as of the end of such fiscal quarter” and (4) changing, at the end of clause (iii) thereof, the words “for such fiscal quarter or fiscal year” to “as of the end of such fiscal year”.

(e) Section 9.7(b)(ii) of the Loan Agreement shall be amended by changing the words “(other than Rolling Stock)” to “(other than any item of Rolling Stock then having a book value in excess of $10,000)”.

(f) Section 9.8 of the Loan Agreement shall be amended by deleting, in clause (g) thereof, the words which appear following the first semicolon in such clause.

(g) Section 9.15 of the Loan Agreement shall be amended by replacing the word “complimentary” with the word “complementary”.

(h) Section 9.16 of the Loan Agreement shall be amended by (a) removing, in clause (v) thereof, the word “and” appearing immediately prior to the term “(iv)” and replacing such word with a comma and (b) inserting, immediately after the words “in existence on the date hereof” in clause (iv) thereof, the following: “and (vii) Liens permitted by Section 9.8,”.

(i) Section 9.20 of the Loan Agreement shall be amended by (a) replacing the word “Permit” with the word “permit” and (b) inserting, immediately prior to such word, the following: “Credit Parties shall not”.

(j) Section 9.32 of the Loan Agreement shall be amended by changing, in clause (c) thereof, the words “Financing Agreement” to “Financing Agreements”.

(k) Section 12.12 of the Loan Agreement shall be amended by changing in both clauses (a) and (b) of such Section the word “Agent” to “Agents” in each case where such word appears.

(l) Section 14.6 of the Loan Agreement shall be amended by adding, at the end thereof, the following: “(e) Notwithstanding any other provision of this Agreement to the contrary, the Guarantors are not and shall not be liable as borrowers or otherwise for repayment of any Obligations other than to the extent of the Guarantors’ obligations under the provisions of this Section 14.6 and/or any indemnity deeds of trust (or similar documents or instruments) executed in favor of either Collateral Agent by any Guarantor.”

SECTION TWO Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Amendment No. 1 Effective Date”) when, and only when the Administrative Agents shall have received counterparts of this Amendment executed by each Credit Party, the Administrative Agents and a number of Lenders sufficient to constitute the Majority Lenders. The effectiveness of this Amendment (other than Sections Five, Six and

Seven hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Three hereof.

SECTION THREE Representations and Warranties. In order to induce the Lenders and the Administrative Agents to enter into this Amendment, Borrowers represent and warrant to each of the Lenders and the Administrative Agents that after giving effect to this Amendment, (a) no Default or Event of Default has occurred and is continuing; and (b) all of the representations and warranties in the Loan Agreement are true and complete in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

SECTION FOUR Reference to and Effect on the Loan Agreement. On and after the Amendment No. 1 Effective Date, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Loan Agreement, and each of the Financing Agreements to “the Loan Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Amendment. The Loan Agreement and each other Financing Agreement, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

SECTION FIVE Costs, Expenses and Taxes. Borrowers agree to pay all reasonable costs and expenses of the Administrative Agents in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any, in accordance with the terms of the Loan Agreement.

SECTION SIX Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION SEVEN Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW).

[Signature Pages Follow]

CREDIT PARTIES

CLEAN HARBORS, INC.

ALTAIR DISPOSAL SERVICES, LLC

BATON ROUGE DISPOSAL SERVICES, LLC

BRIDGEPORT DISPOSAL, LLC

CH INTERNATIONAL HOLDINGS, INC.

CLEAN HARBORS ANDOVER, LLC

CLEAN HARBORS ANTIOCH, LLC

CLEAN HARBORS ARAGONITE, LLC

CLEAN HARBORS ARIZONA, LLC

CLEAN HARBORS OF BALTIMORE, INC.

CLEAN HARBORS BATON ROUGE, LLC

CLEAN HARBORS BDT, LLC

CLEAN HARBORS BUTTONWILLOW, LLC

CLEAN HARBORS CHATTANOOGA, LLC

CLEAN HARBORS COFFEYVILLE, LLC

CLEAN HARBORS COLFAX, LLC

CLEAN HARBORS DEER PARK, L.P.

CLEAN HARBORS DEER TRAIL, LLC

CLEAN HARBORS DISPOSAL SERVICES, INC.

CLEAN HARBORS FINANCIAL SERVICES COMPANY

CLEAN HARBORS FLORIDA, LLC

By:	/s/ STEPHEN MOYNIHAN
Title:	SENIOR VICE PRESIDENT

CLEAN HARBORS GRASSY MOUNTAIN, LLC

CLEAN HARBORS KANSAS, LLC

CLEAN HARBORS LAPORTE, L.P.

CLEAN HARBORS LAUREL, LLC

CLEAN HARBORS LONE MOUNTAIN, LLC

CLEAN HARBORS LONE STAR CORP.

CLEAN HARBORS LOS ANGELES, LLC

CLEAN HARBORS (MEXICO), INC.

CLEAN HARBORS OF TEXAS, LLC

CLEAN HARBORS PECATONICA, LLC

CLEAN HARBORS PLAQUEMINE, LLC

CLEAN HARBORS PPM, LLC

CLEAN HARBORS REIDSVILLE, LLC

CLEAN HARBORS SAN JOSE, LLC

CLEAN HARBORS TENNESSEE, LLC

CLEAN HARBORS WESTMORLAND, LLC

CLEAN HARBORS WHITE CASTLE, LLC

CROWLEY DISPOSAL, LLC

DISPOSAL PROPERTIES, LLC

GSX DISPOSAL, LLC

HARBOR MANAGEMENT CONSULTANTS, INC.

HARBOR INDUSTRIAL SERVICES TEXAS, L.P.

HILLIARD DISPOSAL, LLC

NORTHEAST CASUALTY REAL PROPERTY, LLC

ROEBUCK DISPOSAL, LLC

SAWYER DISPOSAL SERVICES, LLC

SERVICE CHEMICAL, LLC

By:	/s/ STEPHEN MOYNIHAN
Title:	SENIOR VICE PRESIDENT

TULSA DISPOSAL, LLC

CLEAN HARBORS ENVIRONMENTAL SERVICES, INC

CLEAN HARBORS OF BRAINTREE, INC.

CLEAN HARBORS OF NATICK, INC.

CLEAN HARBORS SERVICES, INC.

MURPHY’S WASTE OIL SERVICE INC.

CLEAN HARBORS KINGSTON FACILITY CORPORATION

CLEAN HARBORS OF CONNECTICUT, INC.

SPRING GROVE RESOURCE RECOVERY, INC.

CH CANADA HOLDINGS CORP.

CH CANADA GP, INC.

CLEAN HARBORS CANADA, LP

CLEAN HARBORS CANADA, INC.

CLEAN HARBORS QUEBEC, INC.

CLEAN HARBORS MERCIER, INC.

510127 N.B. INC.

By:	/s/ STEPHEN MOYNIHAN
Title:	SENIOR VICE PRESIDENT

REVOLVING ADMINISTRATIVE AGENT, ACCOUNTS COLLATERAL AGENT AND US REVOLVING LENDER

FLEET CAPITAL CORPORATION, Individually and as Agent

By:	/s/ MARK SCHAFER
Title:	VICE PRESIDENT

LC FACILITY ADMINISTRATIVE AGENT AND LC FACILITY COLLATERAL AGENT

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands branch

By:	/s/ JOSEPH ADIPIETRO
Title:	DIRECTOR

By:	/s/ CASSANDRA DROOGAN
Title:	ASSOCIATE

AS AN LC FACILITY LENDER

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands branch

By:	/s/ JOSEPH ADIPIETRO
Title:	DIRECTOR

By:	/s/ CASSANDRA DROOGAN
Title:	ASSOCIATE

AS AN LC FACILITY LENDER

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:
Title:

Denali Capital LLC, managing member of DC Funding Partners, portfolio manager for DENALI CAPITAL CLO I, LTD., or an affiliate

By:	/s/ CHARLES A STEARNS
	Name:	CHARLES A. STEARNS
	Title:	VICE PRESIDENT

Denali Capital LLC, managing member of DC Funding Partners, portfolio manager for DENALI CAPITAL CLO II, LTD., or an affiliate

By:	/s/ CHARLES A STEARNS
	Name:	CHARLES A. STEARNS
	Title:	VICE PRESIDENT

LightPoint CLO-I Ltd.

By:	/s/ THOMAS A. KRAMER
	Name:	THOMAS A. KRAMER
	Title:	SENIOR MANAGING DIRECTOR & CHIEF EXECUTIVE OFFICER

MW POST OPPORTUNITY OFFSHORE FUND, LLC By: Post Advisory Group, LLC As Authorized Agent

By:	/s/ LAWRENCE A. POST
	Name:	LAWRENCE A. POST
	Title:	CHAIRMAN

MW POST PORTFOLIO FUND, LLC By: Post Advisory Group, LLC As Authorized Agent

By:	/s/ LAWRENCE A. POST
	Name:	LAWRENCE A. POST
	Title:	CHAIRMAN

THE OPPORTUNITY FUND, LLC By: Post Advisory Group, LLC As Authorized Agent

By:	/s/ LAWRENCE A. POST
	Name:	LAWRENCE A. POST
	Title:	CHAIRMAN

POST OPPORTUNITY FUND, LP By: Post Advisory Group, LLC As General Partner

By:	/s/ LAWRENCE A. POST
	Name:	LAWRENCE A. POST
	Title:	CHAIRMAN

REGIMENT CAPITAL, LTD By: Regiment Capital Management, LLC as its Investment Advisor By: Regiment Capital Advisors, LLC its Manager and pursuant to delegated authority

By:	/s/ MARK BROSTOWSKI
	Name:	MARK BROSTOWSKI
	Title:	VICE PRESIDENT

STATE OF SOUTH DAKOTA RETIREMENT SYSTEM FUND By: Post Advisory Group, LLC As Authorized Agent

By:	/s/ LAWRENCE A. POST
	Name:	LAWRENCE A. POST
	Title:	CHAIRMAN

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